UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2013 (February 20, 2013)

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Shuman Blvd.

Naperville, Illinois 60563

(Address of principal executive offices) (Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On February 20, 2013, OfficeMax Incorporated (“OfficeMax” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Office Depot, Inc. (“Office Depot”), Dogwood Merger Sub Inc., a wholly owned direct subsidiary of Office Depot (“Merger Sub Two”), Dogwood Merger Sub LLC, a wholly owned direct subsidiary of Office Depot (“Merger Sub Three”), Mapleby Holdings Merger Corporation, a wholly owned direct subsidiary of OfficeMax (“Mapleby Holdco”), and Mapleby Merger Corporation, a wholly owned direct subsidiary of Mapleby Holdco (“Merger Sub One”). Upon the terms and subject to the conditions set forth in the Merger Agreement, (i) Merger Sub One will be merged with and into OfficeMax (the “First Merger”), and OfficeMax will continue as the surviving corporation and become a wholly owned subsidiary of Mapleby Holdco, (ii) OfficeMax will be converted into a Delaware limited liability company (the “LLC Conversion”), (iii) Merger Sub Two will be merged with and into Mapleby Holdco (the “Second Merger”), and Mapleby Holdco will continue as the surviving corporation and become a wholly owned subsidiary of Office Depot, and (iv) Mapleby Holdco will be merged with and into Merger Sub Three (the “Third Merger” and, together with the First Merger, the LLC Conversion and the Second Merger, the “Transactions”), and Merger Sub Three will continue as the surviving limited liability company. Upon completion of the Transactions, OfficeMax will be a wholly owned direct subsidiary of Merger Sub Three, and Merger Sub Three, in turn, will be a wholly owned direct subsidiary of Office Depot. The First Merger and the LLC Conversion, taken together, and the Second Merger and the Third Merger, taken together, are each intended to constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

At the effective time of the Second Merger (the “Second Effective Time”), by virtue of the Second Merger and without any action on the part of any stockholder, each share of common stock of OfficeMax, par value $2.50 per share (“OfficeMax Common Stock”), issued and outstanding immediately prior to the Second Effective Time (excluding any shares of OfficeMax Common Stock held by Office Depot, Merger Sub Two or in the treasury of OfficeMax) will be converted into the right to receive 2.69 shares (the “Exchange Ratio”) of common stock of Office Depot, par value $0.01 per share (“Office Depot Common Stock”). The Exchange Ratio is fixed and will not be adjusted for changes in the market value of OfficeMax Common Stock or Office Depot Common Stock. Prior to the closing of the Transactions (the “Closing”), OfficeMax will redeem each issued and outstanding share of its Series D Convertible Preferred Stock for shares of OfficeMax Common Stock (excluding any shares of Series D Convertible Preferred Stock surrendered by the holder for conversion) in accordance with the Certificate of Designation for the Series D Convertible Preferred Stock. The shares of OfficeMax Common Stock issued upon such redemption or conversion will then be converted at the Second Effective Time into the right to receive shares of Office Depot Common Stock in accordance with the Exchange Ratio.

In connection with the Transactions, each outstanding OfficeMax stock option will be converted into an option to purchase, on the same terms and conditions as the OfficeMax stock option, a number of shares of Office Depot Common Stock that is equal to the number of shares of OfficeMax Common Stock subject to the OfficeMax stock option multiplied by the Exchange Ratio, at an exercise price per share of Office Depot Common Stock equal to the exercise price per share of OfficeMax Common Stock subject to the OfficeMax stock option divided by the Exchange Ratio. Each other stock-based award granted by OfficeMax will be converted into an award, on the same terms and conditions as the OfficeMax stock-based award, with respect to a number of shares of Office Depot Common Stock that is equal to the number of shares of OfficeMax Common Stock underlying such OfficeMax stock-based award multiplied by the Exchange Ratio, provided that any then outstanding awards that vest based on the attainment of performance goals with a performance period that has not completed prior to the Closing will be converted at the Second Effective Time into time-based awards that will vest at target levels at the originally scheduled vesting date, subject to any accelerated vesting upon a qualifying termination of employment in accordance with the terms of the 2003 OfficeMax Incentive and Performance Plan.

The Merger Agreement provides that, as of the Second Effective Time, the then-current chief executive officers of OfficeMax and Office Depot will be appointed as co-chief executive officers of the combined company, unless and until a successor has been appointed as the sole chief executive officer of the combined company (the “Successor CEO”). As soon as practicable following the date of the Merger Agreement, OfficeMax and Office Depot will establish a selection committee consisting of an equal number of independent directors of OfficeMax and Office Depot to identify Successor CEO candidates. The selection committee will also consider the then-current chief executive officers of OfficeMax and Office Depot as Successor CEO candidates. The Successor CEO will be elected by a majority vote of the board of directors of the combined company (or if the Successor CEO is elected prior to the Closing, such action will require the consent of OfficeMax and Office Depot), except that the appointment of one of the then-current chief executive officers of OfficeMax or Office Depot will require the vote of at least two-thirds of the independent directors of the combined company (or if the Successor CEO is elected prior to the Closing, such action will require the consent of OfficeMax and Office Depot, as authorized by the vote of at least two-thirds of the independent directors of each company).

Unless and until the Successor CEO has been appointed, the board of directors of the combined company will be comprised of twelve members, with five independent directors designated by OfficeMax, five independent directors designated by Office Depot and the co-chief executive officers. Upon the appointment of the Successor CEO, the board of directors of the combined company will be comprised of eleven members, with the ten independent director designees of the Company and OfficeMax and the Successor CEO. If the Successor CEO is, however, the then-current chief executive officer of OfficeMax or Office Depot, the party whose chief executive officer has not been appointed as Successor CEO will have the right to designate one additional independent director, and the board of directors of the combined company will be comprised of twelve members. At the Closing, Office Depot will adopt amended bylaws that provide for equal board representation for a period of four years as well as rotation of the selection of the chairman of the board of directors during that period. Following the Closing, the combined company will have dual headquarters in Naperville, Illinois and Boca Raton, Florida, and the business of OfficeMax and the business of Office Depot will continue to operate under their existing names, until the board of directors approves new headquarters and a new name of the combined businesses of OfficeMax and Office Depot.

The board of directors of each of OfficeMax and Office Depot have approved the Merger Agreement, and the board of directors of OfficeMax has agreed to recommend that OfficeMax’s stockholders adopt the Merger Agreement and vote to approve the First Merger and the Second Merger, upon the terms and subject to the conditions set forth in the Merger Agreement. In addition, the board of directors of Office Depot has agreed to recommend that Office Depot’s stockholders approve the issuance of shares of Office Depot Common Stock pursuant to the Merger Agreement, upon the terms and subject to the conditions set forth in the Merger Agreement. OfficeMax and Office Depot have agreed not to (i) solicit proposals relating to certain alternative transactions or (ii) subject to certain exceptions, enter into discussions or negotiations or provide non-public information in connection with any proposal for an alternative transaction.

Each of OfficeMax and Office Depot has made various representations and warranties and covenants in the Merger Agreement, including, among others, covenants to conduct their respective businesses in the ordinary course and not to engage in certain kinds of transactions during the period between the execution of the Merger Agreement and the completion of the Transactions. The Merger Agreement permits OfficeMax to make distributions to its stockholders of $1.50 per share of OfficeMax Common Stock, not to exceed $131 million in the aggregate, which distributions will not result in any adjustment to the Exchange Ratio.

The Closing is subject to various conditions, including (i) approval of OfficeMax’s stockholders; (ii) approval of Office Depot’s stockholders; (iii) the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iv) receipt of approvals or clearances required under the Canadian Competition Act and the Mexican Federal Law on Economic Competition; (v) there being no law or injunction, or agreement with a governmental authority under any antitrust laws, prohibiting consummation of the Transactions; (vi) the effectiveness of a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, with respect to shares of Office Depot Common Stock to be issued pursuant to the Merger Agreement; (vii) approval for listing such shares on the New York Stock Exchange upon completion of the Second Merger; (viii) subject to certain exceptions, the accuracy of the representations and warranties of the parties; (ix) compliance by the parties in all material respects with their respective obligations and covenants; (x) the delivery of opinions from counsel to each of OfficeMax and Office Depot that the Transactions will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended; and (xi) the absence of a material adverse effect. In addition, OfficeMax’s obligation to consummate the Transactions is subject to the completion of the transactions described below with respect to BC Partners.

The Merger Agreement contains certain termination rights in favor of OfficeMax and Office Depot, including if the Transactions are not completed on or before December 31, 2013 (which date will be automatically extended to April 30, 2014 if certain conditions to Closing related to antitrust approvals have not been satisfied) and if the approval of the stockholders of either OfficeMax or Office Depot is not obtained. The Merger Agreement also provides that, upon termination of the Merger Agreement under certain circumstances, including termination of the Merger Agreement by OfficeMax or Office Depot as a result of an adverse change of recommendation of the other party’s board of directors, OfficeMax may be required to pay Office Depot, or Office Depot may be required to pay OfficeMax, a termination fee of $30 million.

The Merger Agreement contains representations and warranties that OfficeMax and Office Depot made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by OfficeMax and Office Depot in connection with negotiating its terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between OfficeMax and Office Depot rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Voting Agreement

Concurrently with the execution of the Merger Agreement, OfficeMax entered into a Voting Agreement (the “Voting Agreement”) with Office Depot and BC Partners, Inc. and the other investors party thereto (collectively, “BC Partners”), pursuant to which BC Partners agreed, among other matters, to vote all of their shares of Office Depot’s 10% Series A Redeemable Convertible Participating Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and 10% Series B Redeemable Conditional Convertible Participating Perpetual Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”), together with any other voting securities of Office Depot acquired by BC Partners after February 20, 2013, in favor of the issuance of Office Depot Common Stock pursuant to the Merger Agreement and the other actions contemplated by the Merger Agreement and against any alternative acquisition proposal with respect to Office Depot. These obligations will be suspended if Office Depot’s board of directors effects a change of recommendation with respect to the Transactions, including by withdrawing its recommendation to the Office Depot stockholders, approving or recommending, or publicly proposing to proposing to approve, an alternative transaction proposal with respect to Office Depot or failing to recommend against the acceptance of a tender or exchange offer for Office Depot’s capital stock by the Office Depot stockholders. As of February 20, 2013, BC Partners held 274,596 shares of the Series A Preferred Stock and 75,404 shares of the Series B Preferred Stock, representing together, on an as-converted basis, approximately 22% of the voting power of Office Depot.

Under the Voting Agreement, the parties also agreed that, effective as of immediately following the receipt of (i) the requisite Office Depot stockholder approval in connection with the Transactions and (ii) the consent of the lenders under Office Depot’s amended and restated credit agreement, dated May 25, 2011 (the “Amended Credit Agreement”), 175,000 shares of the Series A Preferred Stock and the Series B Preferred Stock held by BC Partners will be redeemed for cash by Office Depot at the redemption price applicable to the Preferred Stock. In addition, upon satisfaction or waiver of the closing conditions under the Merger Agreement and following receipt by Office Depot of the consent of the lenders under the Amended Credit Agreement, all remaining shares of the Preferred Stock then held by BC Partners will, effective as of immediately prior to the Closing, be redeemed for cash at the redemption price applicable to the Preferred Stock. At any time following receipt of the requisite Office Depot stockholder approval in connection with the Transactions and prior to such redemption, BC Partners may not convert their Preferred Stock into Office Depot Common Stock if such conversion would result in the ownership by BC Partners of 5% or more of the undiluted Office Depot Common Stock expected to be outstanding immediately following the Closing (the “Ownership Cap”), unless BC Partners have a good faith intention to sell an amount of Office Depot Common Stock such that their aggregate ownership of Office Depot Common Stock immediately following the Closing will be less than the Ownership Cap (such amount of Office Depot Common Stock equal to, or in excess of, the Ownership Cap, the “Excess Amount”) and have entered into sale agreements or made other arrangements with respect to such sale. If BC Partners are not able to sell the Excess Amount prior to the Closing, Office Depot will, upon receipt of the required lender consent under the Amended Credit Agreement, repurchase from BC Partners, and BC Partners will be required to sell to Office Depot, at a price per share of Office Depot Common Stock reported at the close of the New York Stock Exchange on the trading date immediately prior to the Closing, a number of shares of Office Depot Common Stock equal to the Excess Amount.

The Closing is conditioned upon the completion of the transactions contemplated by the Voting Agreement. As a result, if the Preferred Stock is not redeemed or any Excess Amount of Office Depot Common Stock is not repurchased as provided for in the Voting Agreement, the Transactions may not be completed. Office Depot has agreed to use its reasonable best efforts to obtain any consent or waiver required under the Amended Credit Agreement in connection with the Voting Agreement no later than March 6, 2013.

In the Voting Agreement, BC Partners also agreed that (i) any designee of BC Partners to the Office Depot board of directors need not be an employee of BC Partners and (ii) none of the members of the Office Depot board of directors designated by BC Partners will be members of the selection committee or participate in the election of the Successor CEO.

In addition, BC Partners agreed to restrictions regarding their ability to transfer or convert any shares of Preferred Stock during the period prior to the requisite Office Depot stockholder approval in connection with the Transactions, as well as certain restrictions regarding their ability to transfer any of Office Depot’s capital stock held by them during the period following such stockholder approval and the Closing. BC Partners will also be bound by certain standstill provisions for the two-year period following the Closing.

The Voting Agreement will terminate upon the earliest to occur of (i) the Closing, (ii) certain amendments to the Merger Agreement or waivers by Office Depot under the Merger Agreement without BC Partners’ consent that adversely affect BC Partners, including any amendment or waiver that increases the Exchange Ratio or otherwise provides additional consideration to the OfficeMax stockholders in exchange for their shares of OfficeMax Common Stock, and (iii) the termination of the Merger Agreement in accordance with its terms.

In connection with the Voting Agreement, Office Depot and BC Partners also entered into a Termination Agreement, pursuant to which the Investor Rights Agreement, dated June 23, 2009, between Office Depot and BC Partners and the related management rights letter will automatically terminate effective as of the Second Effective Time.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

NO OFFER OR SOLICITATION

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction in connection with OfficeMax’s proposed merger with Office Depot or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Office Depot will file with the SEC a registration statement on Form S-4 that will include a Joint Proxy Statement of OfficeMax and Office Depot that also constitutes a prospectus of Office Depot. OfficeMax and Office Depot plan to mail the Joint Proxy Statement/Prospectus to their respective shareholders in connection with the transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OFFICEMAX, OFFICE DEPOT, THE TRANSACTION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the Joint Proxy Statement/Prospectus and other documents filed with the SEC by OfficeMax and Office Depot through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the Joint Proxy Statement/Prospectus and other documents filed by OfficeMax with the SEC by contacting OfficeMax Investor Relations at 263 Shuman Blvd., Naperville, Illinois 60563 or by calling 630-864-6800, and will be able to obtain free copies of the Joint Proxy Statement/Prospectus and other documents filed by Office Depot with the SEC by contacting Office Depot Investor Relations at 6600 North Military Trail, Boca Raton, Florida 33496 or by calling 561-438-3657.

PARTICIPANTS IN THE SOLICITATION

OfficeMax and Office Depot and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective shareholders of OfficeMax and Office Depot in respect of the transaction described the Joint Proxy Statement/Prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective shareholders of OfficeMax and Office Depot in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Joint Proxy Statement/Prospectus when it is filed with the SEC. Information regarding OfficeMax’s directors and executive officers is contained in OfficeMax’s Annual Report on Form 10-K for the year ended December 31, 2011 and its Proxy Statement on Schedule 14A, dated March 20, 2012, which are filed with the SEC. Information regarding Office Depot’s directors and executive officers is contained in Office Depot’s Annual Report on Form 10-K for the year ended December 29, 2012 and its Proxy Statement on Schedule 14A, dated March 15, 2012, which are filed with the SEC.

FORWARD-LOOKING STATEMENTS

Certain statements made in this document and other written or oral statements made by or on behalf of OfficeMax constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding OfficeMax’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future. OfficeMax cannot guarantee that the macroeconomy will perform within the assumptions underlying its projected outlook; that its initiatives will be successfully executed and produce the results underlying its expectations, due to the uncertainties inherent in new initiatives, including customer acceptance, unexpected expenses or challenges, or slower-than-expected results from initiatives; or that its actual results will be consistent with the forward-looking statements and you should not place undue reliance on them. In addition, forward-looking statements could be affected by the following additional factors, among others, related to the business combination: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement or the failure to satisfy closing conditions; the ability to obtain regulatory approvals for the transaction and the timing and conditions for such approvals; the ability to obtain approval of the merger by the stockholders of OfficeMax and Office Depot; the risk that the synergies from the transaction may not be realized, may take longer to realize than expected, or may cost more to achieve than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the ability to successfully integrate the businesses; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; future regulatory or legislative actions that could adversely affect OfficeMax and Office Depot; and business plans of the customers and suppliers of OfficeMax and Office Depot. The forward-looking statements made herein are based on current expectations and speak only as of the date they are made. OfficeMax undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important factors regarding OfficeMax that may cause results to differ from expectations are included in OfficeMax’s Annual Report on Form 10-K for the year ended December 31, 2011, under 1A “Risk Factors”, and in OfficeMax’s other filings with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of February 20, 2013, by and among Office Depot, Inc., Dogwood Merger Sub Inc., Dogwood Merger Sub LLC, Mapleby Holdings Merger Corporation, Mapleby Merger Corporation and OfficeMax Incorporated.

10.1	Voting Agreement, dated as of February 20, 2013, by and among Office Depot, Inc., OfficeMax Incorporated, BC Partners, Inc. and the other investors party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2013

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad
Name:	Matthew R. Broad
Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of February 20, 2013, by and among Office Depot, Inc., Dogwood Merger Sub Inc., Dogwood Merger Sub LLC, Mapleby Holdings Merger Corporation, Mapleby Merger Corporation and OfficeMax Incorporated.

10.1	Voting Agreement, dated as of February 20, 2013, by and among Office Depot, Inc., OfficeMax Incorporated, BC Partners, Inc. and the other investors party thereto.